Exhibit 16.1

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Jishanye, Inc.

Ladies and Gentlemen:

We have read the statements of Jishanye, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 19, 2015 and agree with such statements as they pertain to our firm.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, TX

October 20, 2015